                                                                     EXHIBIT 2.1

                    UNWINDING AND STOCK EXCHANGE AGREEMENT


     This Agreement is entered into as of this 29th day of November, 1999, among:

     WHITNEY AMERICAN CORPORATION, a Delaware corporation ("WHAM");
     KEMRON ENVIRONMENTAL SERVICES, INC. ("KEMRON"), a New York corporation, wholly owned by WHAM; and Juan J. Gutierrez, InterAmerica Technologies Inc., John Dwyer, David Vandenberg, David Bumgarner, Marilyn Zumbro, Sally
     A. Roy and Oscar Cabrisses, all of whom are shareholders of WHAM (the "Rescinding Shareholders").

                               R E C I T A L S:


A. WHAM entered into and subsequently consummated a Stock Exchange Agreement dated March 6, 1998 (the "Exchange Agreement"), with KEMRON and the Rescinding Shareholders, who then were the shareholders of KEMRON, which provided for an exchange of shares (the "Exchange") in which WHAM acquired all of the issued and outstanding shares of KEMRON from the Rescinding Shareholders, and WHAM issued and delivered to the Rescinding Shareholders an aggregate of 3,500,000 shares of the common stock of WHAM (the "Exchange Shares"). As a result of the Exchange, KEMRON became a wholly owned subsidiary of WHAM. Because WHAM had no operating activities, the Exchange was treated as a reverse acquisition with WHAM acting as a holding company for KEMRON, without operations of its own. The parties now desire to unwind and rescind the Exchange as if it never occurred.

B. The Exchange Shares were issued and delivered to the Rescinding Shareholders, as follows:

                                          Exchange   Current
          Name                             Shares    Holdings
     ----------------                    ---------  ---------
     Juan J. Gutierrez                   2,222,223  2,222,223
     InterAmerica Technologies Inc.        877,778    877,778
     John Dwyer                            166,666    166,666
     David Vandenberg                      166,666    166,666
     David Bumgarner                        44,444     44,444
     Marilyn Zumbro                         11,111     11,111
     Sally A. Roy                            5,556      5,566
     Oscar Cabrisses                         5,556      5,566
                                         ---------  ---------
       TOTALS                            3,500,000  3,500,000
                                         =========  =========

C. At the same time it acquired KEMRON, WHAM acquired three other companies in stock-for-stock exchanges pursuant to stock exchange agreements substantially identical to the

     Exchange Agreement: WHAM acquired Coastline International, Inc., a Delaware corporation ("Coastline") upon the issuance of 1,750,000 shares of WHAM common stock to Coastline's shareholders ("Coastline Agreement"); Wham acquired New Horizons, Inc., a Delaware corporation ("New Horizons"), upon the issuance of 1,750,000 shares of WHAM common stock to New Horizon's shareholders ("New Horizons Agreement"); and WHAM acquired Exeter Group, Inc., a Florida corporation ("Exeter"), upon the issuance of 1,000,000 shares of WHAM common stock to Exeter's shareholders ("Exeter Agreement"). WHAM's acquisitions of Coastline, New Horizons and Exeter have subsequently been unwound or cancelled, and a total of 4,309,027 (all but 190,973) of the 4,500,000 shares issued to acquire those three companies have to date been cancelled and returned to treasury. WHAM no longer has any ownership interest in or claim to Coastline, New Horizons or Exeter.

D. Between March 6, 1998 and the date of closing this Agreement, WHAM has incurred and may yet incur various expenses, costs and fees, such as legal and accounting fees and other costs and expenses associated with the rescission or cancellation of the acquisitions of Coastline, New Horizons and Exeter, and for pursuing legal actions against former shareholders of Coastline and New Horizons, and other miscellaneous costs and expenses on WHAM's behalf (the "WHAM Expenses"). Inasmuch as KEMRON was the only WHAM subsidiary with operations and assets, all such expenses were paid by KEMRON on behalf of WHAM.

E. Pursuant to a Unanimous Written Consent of Directors dated March 12, 1998, Juan J. Gutierrez, John Dwyer and David Vandenberg were granted 350,000, 25,000 and 25,000 stock options to purchase common shares of WHAM, respectively (the "Stock Options"), none of which have been exercised or attempted to be exercised.

F. WHAM had 362,515 common shares outstanding prior to the acquisitions of KEMRON, Coastline, New Horizons and Exeter, and WHAM currently has 4,217,020 shares of common stock issued and outstanding. WHAM owns 315 shares of the common stock of KEMRON, which it acquired from the Rescinding Shareholders and which is all of the capital stock of KEMRON issued and outstanding (the "KEMRON Shares").

G. WHAM has signed as a secondary guarantor of a Peoples Bank loan to the Gutierrez Properties Limited Partnership (the "Partnership Guarantee").

H. WHAM, KEMRON and the Rescinding Shareholders now desire to enter into and consummate a transaction in which, among other things, the Rescinding Shareholders will surrender the Exchange Shares held by them to WHAM for cancellation, and the KEMRON Shares will be returned by WHAM to the Rescinding Shareholders.

     NOW THEREFORE, in consideration of the mutual promises, covenants, representations and warranties set forth below, the parties agree as follows:

     1. Unwind the Exchange Agreement and Return the Exchange Shares. It is the desire of the respective Boards of Directors of WHAM and KEMRON as well as of the Rescinding Shareholders to do all the things called for herein, including to cancel the Exchange Agreement and in effect unwind the Exchange with the same effect as if the Exchange never occurred and simultaneously complete an exchange of common shares in which, among other things:

     (a) The Rescinding Shareholders will surrender to WHAM all of the 3,500,000 Exchange Shares issued to them, all of which are still outstanding and held by the Rescinding Shareholders, which upon receipt by WHAM shall be cancelled; and

     (b) WHAM will transfer and deliver to the Rescinding Shareholders the original stock certificates evidencing the KEMRON Shares which never have been cancelled, totalling 315 shares of the common stock of KEMRON.

     2.   Manner of Consummating Transaction. On the effective date of this
Agreement:

     (a) All certificates evidencing the 3,500,000 Exchange Shares issued and outstanding in the name of the Rescinding Shareholders shall be surrendered by them to WHAM for cancellation, and upon WHAM's receipt of such certificates the Exchange Shares shall be promptly cancelled on the transfer books of WHAM and resume the status of authorized and unissued shares.

     (b) The ten certificates evidencing the 315 shares of KEMRON stock previously owned and issued in the name of the Rescinding Shareholders (that is, the KEMRON Shares) shall be returned by WHAM to the individual Rescinding Shareholders. The returned Kemron Shares are identified below by their original number and in the denominations shown below:

      Certificate Number    Rescinding Shareholder           Number of Shares
      ------------------    ----------------------           ----------------
             1              Juan J. Gutierrez                 200
             5              InterAmerica Technologies, Inc.    79
             2 & 7          John Dwyer                         15
             3 & 8          David Vandenberg                   15
             9              David Bumgarner                     4
             10             Marilyn Zumbro                      1
             11             Sally A. Roy                      1/2
             12             Oscar Cabrisses                   1/2
                                                              ---
                            Total                             315
                                                              ===

     (c) WHAM shall issue to KEMRON an aggregate of 100,000 shares of WHAM's $.0001 par value common stock in full payment and settlement of all of the WHAM Expenses incurred through the date of consummation of this Agreement (the "Settlement Shares").

     (d) The Exchange Agreement (including but not limited to Kemron's guarantee of $105,000 in WHAM payables to John Brasher and Stephen Siedow) shall be cancelled in its entirety without liability to any party thereto. No party to the Exchange Agreement shall after the date of cancellation have any liability to another party by virtue of any provision of the Exchange Agreement.

     (e) The Stock Options granted to Juan J. Gutierrez, John Dwyer and David Vandenberg pursuant to the Unanimous Written Consent of Directors dated March 12, 1998, also shall be cancelled and the originals thereof surrendered to WHAM.

     (f) KEMRON shall at the closing of these transactions forgive and forever discharge all expenses it has paid on behalf of WHAM for no consideration other than as is set forth in this Agreement, the sufficiency of which KEMRON acknowledges. KEMRON shall deliver to WHAM a release for all WHAM expenses and any interest due or imputed on the WHAM Expenses and a general release of all liability, and WHAM shall deliver to KEMRON a general release of all liability.

     (g) All of WHAM's liability whatsoever under the Partnership Guarantee shall be cancelled, as evidenced by a release from the obligee bank.

     3. Restricted Status of Settlement Shares. The following provisions are applicable to the Settlement Shares:

     (a) The Settlement Shares issuable to KEMRON have not been registered under the Securities Act of 1933 (the "Act") in reliance upon exemptions from registration provided by Section 4(2) of the Act or under the securities laws of the State of Virginia or any rules or regulations promulgated thereunder, on the grounds that the offer, sale and issuance of the Settlement Shares is a transaction not involving any public offering. The Settlement Shares are restricted securities as that term is defined in Rule 144 (a) of the General Rules and Regulations under the Act and must be held indefinitely, unless they are subsequently registered under the Act or an exemption from such registration requirements is available for their resale.

     (b) Certificates evidencing the Settlement Shares shall, unless and until removed in accordance with law, bear a restrictive legend substantially in the following form:

     The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act"), and are restricted securities as that term is defined in Rule 144 under the Act. These shares may not be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement under the Act, or pursuant to an exemption from registration under the Act.

     4. Restricted Status of KEMRON Shares. The Rescinding Shareholders each acknowledge that the KEMRON Shares have not been registered under the Act or the securities laws of any state and will be subject to the same restrictions on transfer and disposition applicable to the Settlement Shares as set forth in the immediately preceding paragraph.

     5. Waiver of Damages or Compensation. The parties agree and acknowledge that upon consummating the transaction herein contemplated,

     (a) WHAM is not owed any money or thing of value by KEMRON, but if it should be determined that WHAM is owed any money or thing of value by KEMRON as of the closing, such debt shall be offset and satisfied in full by KEMRON's cancellation of the WHAM expenses;

     (b) The Rescinding Shareholders at closing will not be owed any money or thing of value by WHAM, and they each forever waive the right to claim any salary, commissions, payments, money or other damages or recompense of any kind whatsoever from WHAM;

     (c) The Rescinding Shareholders forever waive any equity interest or other right or interest whatsoever in or to WHAM, including any future value which the surrendered Exchange Shares might ever have had; and

     (d) KEMRON forever waives any right to collect the WHAM expenses and waives any equity interest or other rights or interest whatsoever in or to WHAM, including any future value which the surrendered WHAM Shares might ever have had.

     6. Representations and Warranties of WHAM. WHAM represents and warrants to KEMRON and the Rescinding Shareholders that the KEMRON Shares will be transferred to the Rescinding Shareholders free and clear of any claim of a third party, or any lien, claim or other encumbrance whatsoever, whether created voluntarily or arising by law or otherwise.

     7. Representations and Warranties of KEMRON. KEMRON represents and warrants to WHAM that:

     (a) KEMRON acknowledges that the Settlement Shares to be issued by WHAM are restricted securities as above described and will be subject to significant restrictions on transfer, and KEMRON is taking the Settlement Shares for investment, without any intention of making any distribution, public offering or resale of such shares.

     8. Representations and Warranties of the Rescinding Shareholders. The Rescinding Shareholders severally represent and warrant to WHAM that:

     (a) They have not been solicited (within the meaning of the Securities Exchange Act of 1934) by any person to enter into or sign this Agreement.

     (b) The Exchange Shares being surrendered by him, her or it for cancellation are and at the time of closing will be free and clear of any claim of a third party, or any lien, claim or other encumbrance whatsoever, whether created voluntarily or arising by law or otherwise.

     (c) The Rescinding Shareholders each acknowledge that the KEMRON Shares to be transferred and delivered to them are restricted securities as above described and will be subject to significant restrictions on transfer, each is taking the KEMRON Shares for investment, without any intention of making any distribution, public offering or resale of such shares, and each acknowledges that KEMRON is not a public company and that there will not be any market for the KEMRON Shares.

     (d) The Rescinding Shareholders each acknowledge that he, she or it is intimately familiar with the results of operations and financial condition of KEMRON, each has carefully reviewed all filings by WHAM with the Securities and Exchange Commission since the Exchange.

     (e) No Rescinding Shareholder is owed any compensation for services, damages or expenses incurred or for any other thing by WHAM, and WHAM is not liable to them for any thing whatsoever. Each Rescinding Shareholder is entering into this Agreement of his, her or its own free will, free of any duress or pressure whatsoever.

     9. Representations and Warranties of Gutierrez, Dwyer and Vandenberg. In addition to any other representations and warranties made herein, Juan J. Gutierrez, John Dwyer and David Vandenberg represent and warrant to WHAM that:

     (a) They have at all times since the Exchange been in control of the boards of directors of WHAM and KEMRON and have been the principal executive officers of WHAM and KEMRON and are familiar with the respective results of operations, financial condition and commitments of WHAM and KEMRON, and each represents and warrants to WHAM that the representations and warranties of WHAM made in this Agreement are true and correct in all material respects and that no legal or other impediment exists which would prevent or impair WHAM from carrying out its obligations under this Agreement.

     (b) WHAM has made all filings required by the Securities Exchange Act of 1934 to the best of their knowledge.

     (c) WHAM is not liable for damages or otherwise to New Horizons, Inc., a Delaware corporation, Coastline International, Inc., a Delaware corporation, Exeter Group, Inc., a Florida corporation, Hector Hernandez, Charles Colburn or Heatherlynn Colburn, and that all former disputes with such companies and persons have been completely settled and discharged. For all purposes of this Agreement, InterAmerica Technologies, Inc. shall be deemed to know and have all information that is known by or in the possession of its principal shareholder, Juan J. Gutierrez.

     (d) WHAM has not done any business in its name or had any operations other than passively serving as the holding company for KEMRON. Except for the Partnership Guarantee and certain settlement agreements entered into in relation to Coastline, New Horizons and Exeter, WHAM has not executed any contracts in its name since the Exchange. Other than its executive officers, WHAM has no employees or agents, and no officer or director of WHAM has received or is entitled to any salary for acting as an officer or director of WHAM.

     (e) Since the Exchange WHAM has not taken and through the date of closing under this Agreement will not take funds or anything of value from any investor, whether in the form of debt, equity or otherwise, and no person has been promised or is entitled to receive from WHAM any capital stock or any note or other debt instrument evidencing funds or any thing of value given or loaned. Except for 25,000 shares of common stock issued to John D. Brasher, Jr. on May 30, 1999, for legal services, since the Exchange WHAM has not issued and through the date of closing under this Agreement will not issue any shares of its capital stock, any shares convertible into or exchangeable for its capital stock, nor any option or other right entitling any person to acquire shares of its capital stock.

     (f) There are no claims, actions, suits, proceedings or investigations pending or threatened against or affecting WHAM in any governmental department, commission, board, bureau, agency or other instrumentality, domestic or foreign, or arbitration tribunal or other forum. WHAM is not subject to any judgment, injunction, court order, decree or similar order of a court or other body. WHAM is not in violation of any state or federal law, rule or regulation.

     (g) Except for Delaware franchise taxes and other routine governmental charges that may have become owed since the Exchange, WHAM has no obligations, debts, payables or liabilities (whether direct, contingent or otherwise), except for debts owed to Stephen M. Siedow and John D. Brasher Jr. totalling $105,000 before imputation of any interest.

     (h) WHAM is not indebted to, and has not guaranteed payment of any sum on behalf of, KEMRON or any current or past employee, officer or director of WHAM or KEMRON or any Rescinding Shareholder for any sum, with the exception of serving as secondary guarantor under the Partnership Guarantee.

     (i) WHAM is not liable for any income, excise, unemployment, social security, or other taxes whatever and all required tax returns or reports of WHAM have been duly filed.

     10.  Indemnification.

     (a) Indemnification by KEMRON and Rescinding Shareholders. Kemron and the Rescinding Shareholders each agree to defend, indemnify and hold WHAM harmless from and against any and all losses, liabilities, damages, costs or expenses (including reasonable attorney's fees, penalties and interest) arising from or incurred as a result of (i) any false statement, representation or warranty made by KEMRON or the Rescinding Shareholders in this Agreement, or (ii) the breach of any agreement or covenant made by KEMRON or a Rescinding Shareholder in this Agreement, or (iii) the Peoples Bank loan to Gutierrez Properties Limited Partnership.

     (b) Indemnification by WHAM. WHAM agrees to defend, indemnify and hold KEMRON and the Rescinding Shareholders harmless from and against any and all losses, liabilities, damages, costs or expenses (including reasonable attorney's fees, penalties and interest) arising from or incurred as a result of (i) any false statement, representation or warranty made by WHAM in this Agreement, or
(ii) the breach of any agreement or covenant made by WHAM in this Agreement; provided, that WHAM shall have no liability to indemnify Rescinding Shareholders InterAmerica Technologies, Inc., Juan J. Gutierrez, John Dwyer and David Vandenberg for any false statement, representation or warranty that such person knew or reasonably should have known was false at the time of consummation of this Agreement, or for the breach of any covenant or agreement by WHAM that such person knew or reasonably should have known could not be performed at the time of consummation of this Agreement.

     (c) Survival of Covenants and Warranties. The representations, warranties, covenants and agreements made by KEMRON and the Rescinding Shareholders on the one hand, and by WHAM on the other hand, and the parties' indemnity obligations shall survive the closing of this Agreement and any releases of liability delivered at closing and shall be fully enforceable at law or in equity against such other party and its successors and assigns for a period of one year after the closing.

Any investigation at any time made by or on behalf of (or any disclosure to) any party hereto shall not diminish in any respect whatsoever its right to rely on the representations and warranties of the other party hereto.

     (d) Notice of Claims. WHAM agrees to give prompt written notice to KEMRON and the Rescinding Shareholders each agree to give prompt written notice to WHAM, of any claim against the party giving notice which might give rise to a claim by it against the other party hereto based upon the indemnity provisions above, stating the nature and basis of the claim and the actual or estimated amount thereof; provided, however, that failure to give such notice will not affect the obligation of the indemnifying party unless, and only to the extent that, the indemnifying party is actually prejudiced thereby.

     (e) Right to Defend. In the event that any action, suit or proceeding is brought against any person indemnified above ("Action") and a party to this Agreement may have liability under the indemnification provisions above, the indemnifying party shall have the right, at its sole cost and expense, to defend the Action in the name of or on behalf of the party indemnified and, in connection with any such Action, the parties agree to render to each other such assistance as may reasonably be required in order to ensure the proper and adequate defense of the Action; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate because of actual or potential differing interests between such indemnified party and any other party represented by such counsel. Neither party hereto shall make any settlement of any claim which might give rise to liability of the other party under the indemnification provisions contained herein without the written consent of such other party, which consent such other party covenants shall not be unreasonably withheld.

     11.  Other Agreements.  The parties further agree that:

     (a) The parties each agree to take such further actions and execute such other documents as may be necessary to carry out the intent and purpose of this Agreement, including but not limited to confirming in writing matters that are set forth in this Agreement.

     (b) In order that WHAM is assured of information that may be needed to prepare financial statements or other financial information for the three years respectively ended May 31, 2000, 1999 and 1998 (the "Audit Periods"), KEMRON and Rescinding Shareholder agree that KEMRON shall, for a period of three years following the date of this Agreement, make all of its financial books and records relating to the Audit Periods available to WHAM upon request for examination and copying.

     (c) At the closing, Rescinding Shareholders Juan J. Gutierrez, John Dwyer, and David Vandenberg shall resign in writing from all directorships and officer positions held by them. In addition, John Heishman, Director and Secretary/Treasurer of WHAM shall also resign said positions at the closing. Secretary/Treasurer, John Heishman shall, immediately prior to resigning, execute minutes of the WHAM Board of Director's Meeting whereby the board reduces the WHAM Board of Directors from seven members to one member and appoint Stephen M. Siedow as the sole director of WHAM.

     12. Reliance by Transfer Agent. Every current and future transfer agent and registrar of parent's common stock may rely upon this Agreement as authority for the cancellation of the Exchange Shares and their return to the status of authorized and unissued shares.

     13. Closing. Closing of the transactions contemplated in this Agreement shall occur when:

     (a) the Rescinding Shareholders deliver to WHAM all original certificates evidencing the Exchange Shares;

     (b) WHAM delivers to the Rescinding Shareholders the original certificates evidencing the 315 KEMRON Shares;

     (c) Kemron delivers to WHAM a written release of the WHAM Expenses and any interest due or imputed on the expenses and a general release of all liability;

     (d)  WHAM delivers to KEMRON a general release of all liability;

     (e) the originals of the Stock Options are delivered to WHAM by Rescinding Shareholders Juan J. Gutierrez, John Dwyer and David Vandenberg;

     (f) the original resignations of Rescinding Shareholders Juan J. Gutierrez, John Dwyer and David Vandenberg and the resignation of non-shareholder John Heishman and the minutes of the meeting of the Board of Directors required by Section 11(c) of this Agreement are delivered to WHAM;

     (g) KEMRON delivers to WHAM a satisfactory release from Peoples Bank of all liability and obligations of WHAM under the Partnership Guarantee;

     (h) WHAM will deliver to KEMRON a copy of the WHAM director minutes approving execution and performance of this Agreement;

     (i) KEMRON will deliver to WHAM a copy of the KEMRON director minutes approving execution and performance of this Agreement;

     (j) The originals or copies of all settlement or other agreements entered into by WHAM with New Horizons, Inc., a Delaware corporation, Coastline International, Inc., a Delaware corporation, Exeter Group, Inc., a Florida corporation, Hector Hernandez, Charles Colburn, Heatherlynn Colburn or Michael Goldberg, or any such persons or entities, and copies of all documents and exhibits filed in any lawsuits against such persons or entities by WHAM or against WHAM by any of such persons or entities;

     (k) The originals or copies of all agreements, contracts, understandings, agreements in principle, letters of intent and memoranda entered into or signed by WHAM since the Exchange; and

     (l) All original corporate records of WHAM, including but not limited to articles, bylaws, all reports and other documents filed with the Delaware Secretary of State or any other secretary of state, minutes of shareholder and director proceedings, stock plans, stock option plans, benefit plans and other records in every form, electronic or otherwise.

     14.  Miscellaneous Provisions.

     (a) John D. Brasher, Jr. to Serve as Closing Agent. The parties agree that John D. Brasher Jr., an Attorney who formerly was counsel to WHAM, shall act as closing agent for the parties, and all parties acknowledge and waive any potential conflict of interest arising from his multiple status as former WHAM counsel, WHAM shareholder and closing agent. No party to this Agreement has been given any legal advice by Mr. Brasher nor has he acted as attorney to any party in connection with this Agreement. Certificates evidencing the Exchange Shares and the KEMRON Shares shall be sent to Mr. Brasher, who shall cancel the Exchange Shares and deliver the KEMRON Shares as herein called for at the closing.


     All of the documents and things required by closing shall be delivered to Mr. Brasher for delivery as herein called for. Mr. Brasher shall not be liable to any party except for fraud, gross negligence or willful misconduct.

(b) Notices. Every notice, request and instruction required or permitted under this Agreement shall be in writing and, except as otherwise permitted herein, shall be delivered by registered or certified mail, telegram or cable, overnight air courier or other messenger service which requires the receiver's signature and regularly retains its delivery receipts, or by personal delivery, if to a Rescinding Shareholder, in care of KEMRON, and if to WHAM or KEMRON, then as follows:

     to WHAM:            prior to Closing, to KEMRON

                         After closing, to:
                         ------------------

                         12373 E. Cornell Avenue
                         Aurora, Colorado 80014
                         ATTN: Stephen M. Siedow

     to KEMRON:          8150 Leesburg Pike, Suite 1200
                         Vienna, VA 22182
                         ATTN: Juan J. Gutierrez

     to Closing Agent:   90 Madison Street, Suite 707
                         Denver, Colorado 80206

or to any subsequent address provided by a party or such other persons in accordance with this Section.

     (c) Expenses. Each party shall bear its own costs and expenses in connection with this

Agreement, and no party shall be liable to any other party for any costs or expenses incurred in connection with this Agreement.

     (d) Benefit. This Agreement shall be binding upon and inure to the benefit of WHAM and KEMRON and the Rescinding Shareholders, and their respective heirs, successors, assigns and legal representatives. Nothing in this Agreement is intended, expressly or impliedly, to confer any benefit, right or remedy upon any person other than the parties and as set forth in this Section, except as may otherwise be explicitly set forth in this Agreement.

     (e) Governing Law; etc. This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado and shall be interpreted as if all parties participated equally in its drafting. Headings appearing in this Agreement are employed for convenience of reference only and shall not be considered in interpreting this Agreement.

     (f) Modification; Entire Agreement. This Agreement may not be amended or supplemented except by an agreement in writing signed by WHAM, KEMRON and the Rescinding Shareholders. This Agreement contains the entire agreement between the parties.

     (g) Waiver. Any party may waive the satisfaction of any one or more conditions precedent to its obligations hereunder and may waive any other rights hereunder. Any such waiver must be in writing, signed by the party making the waiver and clearly identify the condition precedent or other right being waived. No such waiver shall operate as a subsequent waiver of any other condition precedent or other right.

     (h) Severability. In the event any provision of this Agreement is deemed to be unenforceable for any reason, such provision shall not invalidate the remaining portion of this Agreement, which if possible shall be enforced as if such unenforceable provision never were written.

     (i) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be considered an original, but all of which together shall constitute one and the same instrument.

     (j) Authorization. Every party represents and warrants to every other party that he, she or it has full power and authority to enter into and perform this Agreement in accordance with its terms, and if the party is a corporation or other entity, that the execution and performance of this Agreement has been authorized by all requisite action of its board of directors or equivalent governing body.

     (k) Effectiveness and Closing. This Agreement shall be effective among the parties when fully signed and notarized. Closing shall occur as promptly as possible after the shareholders of WHAM have considered and approved this Agreement. A meeting of the WHAM shareholders shall be called as soon as possible and asked to approve the execution and performance of this Agreement.

     IN WITNESS WHEREOF, the undersigned parties have executed this Agreement, and

WHAM and KEMRON have initialed every preceding page, effective as of the date first above written.

WHITNEY AMERICAN CORPORATION                 KEMRON ENVIRONMENTAL
                                              SERVICES, INC.



By /s/ Juan J. Gutierrez                     By /s/ Juan J. Gutierrez
  ----------------------------------           ---------------------------------
       Juan J. Gutierrez, President                 Juan J. Gutierrez, President

                    RESCINDING SHAREHOLDERS' SIGNATURE PAGE
                                      to
                    UNWINDING AND STOCK EXCHANGE AGREEMENT
                            Dated November 29, 1999


InterAmerica Technologies, Inc.




By /s/ Juan J. Gutierrez                   X /s/  Juan J. Gutierrez
  -----------------------------------       ------------------------------
       Juan J. Gutierrez, President               Juan J. Gutierrez



X /s/ John Dwyer                           X /s/  David Vandenberg
 ------------------------------------       ------------------------------
      John Dwyer                                  David Vandenberg



X /s/ David Bumgarner                      X /s/ Marilyn Zumbro
 ------------------------------------       ------------------------------
      David Bumgarner                            Marilyn Zumbro



X /s/ Sally A. Roy                         X /s/ Oscar Cabrisses
 ------------------------------------       ------------------------------
      Sally A. Roy                               Oscar Cabrisses

                           NOTARIAL ACKNOWLEDGMENTS


STATE OF VIRGINIA    )
                     ) .ss
COUNTY OF FAIRFAX    )

  I HEREBY CERTIFY that before me, a Notary Public duly commissioned and qualified in and for the above stated jurisdiction, personally came and appeared Juan J. Gutierrez, known to me to be the President of WHITNEY AMERICAN CORPORATION, a Delaware corporation, who after being duly sworn declared that he executed the foregoing UNWINDING AND STOCK EXCHANGE AGREEMENT as his free act and deed, and that the statements therein set forth are true and correct.

  Sworn to and Subscribed on November 29, 1999.

  /s/ Sharon M. Hotchkiss                              October 31, 2003
X..............................  Commission Expires:........................
  Notary Public



(SEAL)



STATE OF VIRGINIA    )
                     ) .ss
COUNTY OF FAIRFAX    )

  I HEREBY CERTIFY that before me, a Notary Public duly commissioned and qualified in and for the above stated jurisdiction, personally came and appeared Juan J. Gutierrez, known to me to be the President of KEMRON ENVIRONMENTAL SERVICES, INC., a New York corporation, who after being duly sworn declared that he executed the foregoing UNWINDING AND STOCK EXCHANGE AGREEMENT as his free act and deed, and that the statements therein set forth are true and correct.

  Sworn to and Subscribed on November 29, 1999.


  /s/ Sharon M. Hotchkiss                                 October 31, 2003
X.................................  Commission Expires:.........................
  Notary Public

(SEAL)

                           NOTARIAL ACKNOWLEDGMENTS


STATE OF VIRGINIA    )
                     )  ss.
COUNTY OF FAIRFAX    )

  I HEREBY CERTIFY that before me, a Notary Public duly commissioned and qualified in and for the above stated jurisdiction, personally came and appeared Juan J. Gutierrez, who after being duly sworn declared that he/she executed the foregoing UNWINDING AND STOCK EXCHANGE AGREEMENT as his/her free act and deed, and that the statements therein set forth are true and correct.

  Sworn to and Subscribed on November 29, 1999.

  /s/ Sharon M. Hotchkiss                               October 31, 2003
X................................  Commission Expires:..........................
   Notary Public



(SEAL)



STATE OF VIRGINIA    )
                     )  ss.
COUNTY OF FAIRFAX    )

  I HEREBY CERTIFY that before me, a Notary Public duly commissioned and qualified in and for the above stated jurisdiction, personally came and appeared Juan J. Gutierrez, known to me to be the President of INTERAMERICA TECHNOLOGIES, INC., a Washington, D.C. corporation, who after being duly sworn declared that he executed the foregoing UNWINDING AND STOCK EXCHANGE AGREEMENT as his free act and deed, and that the statements therein set forth are true and correct.

  Sworn to and Subscribed on November 29, 1999.

  /s/ Sharon M. Hotchkiss                               October 31, 2003
X...............................   Commission Expires:..........................
  Notary Public



(SEAL)

                           NOTARIAL ACKNOWLEDGMENTS


STATE OF ___________________  )
                              )  ss.
COUNTY OF __________________  )

  I HEREBY CERTIFY that before me, a Notary Public duly commissioned and qualified in and for the above stated jurisdiction, personally came and appeared JOHN DWYER, who after being duly sworn declared that he/she executed the foregoing UNWINDING AND STOCK EXCHANGE AGREEMENT as his/her free act and deed, and that the statements therein set forth are true and correct.

  Sworn to and Subscribed on November 29, 1999.


   /s/ Shannon K. Hyland                          June 18, 2001
X...........................  Commission Expires:...........................
   Notary Public



(SEAL)

                            NOTARIAL ACKNOWLEDGMENTS

STATE OF ___________________  )
                              )  ss.
COUNTY OF __________________  )

  I HEREBY CERTIFY that before me, a Notary Public duly commissioned and qualified in and for the above stated jurisdiction, personally came and appeared DAVID VANDENBERG, who after being duly sworn declared that he/she executed the foregoing UNWINDING AND STOCK EXCHANGE AGREEMENT as his/her free act and deed, and that the statements therein set forth are true and correct.

  Sworn to and Subscribed on November 29, 1999.


  /s/ Lucinda Sue Arnold                                    June 16, 2002
X...............................    Commission Expires:.........................
   Notary Public


(SEAL)

                                 NOTARIAL ACKNOWLEDGMENTS


STATE OF ____________________  )
                               )  ss.
COUNTY OF ___________________  )

  I HEREBY CERTIFY that before me, a Notary Public duly commissioned and qualified in and for the above stated jurisdiction, personally came and appeared DAVID BUMGARNER, who after being duly sworn declared that he/she executed the foregoing UNWINDING AND STOCK EXCHANGE AGREEMENT as his/her free act and deed, and that the statements therein set forth are true and correct.

  Sworn to and Subscribed on November 29, 1999.

     /s/ Lucinda Sue Arnold                               June 16, 2002
X.................................  Commission Expires:........................
   Notary Public



(SEAL)


STATE OF ___________________  )
                              )  ss.
COUNTY OF __________________  )

  I HEREBY CERTIFY that before me, a Notary Public duly commissioned and qualified in and for the above stated jurisdiction, personally came and appeared MARILYN ZUMBRO, who after being duly sworn declared that he/she executed the foregoing UNWINDING AND STOCK EXCHANGE AGREEMENT as his/her free act and deed, and that the statements therein set forth are true and correct.

  Sworn to and Subscribed on November 29, 1999.


     /s/ Lucinda Sue Arnold                            June 16, 2002
X.............................  Commission Expires:............................
   Notary Public



(SEAL)

                           NOTARIAL ACKNOWLEDGMENTS


STATE OF ___________________  )
                              )  ss.
COUNTY OF __________________  )

  I HEREBY CERTIFY that before me, a Notary Public duly commissioned and qualified in and for the above stated jurisdiction, personally came and appeared SALLY A. ROY, who after being duly sworn declared that he/she executed the foregoing UNWINDING AND STOCK EXCHANGE AGREEMENT as his/her free act and deed, and that the statements therein set forth are true and correct.

  Sworn to and Subscribed on November 29, 1999.

  /s/ Sharon M. Hotchkiss                              October 31, 2003
X..............................  Commission Expires:..........................
  Notary Public



(SEAL)


STATE OF ____________________ )
                              )  ss.
COUNTY OF ___________________ )

  I HEREBY CERTIFY that before me, a Notary Public duly commissioned and qualified in and for the above stated jurisdiction, personally came and appeared OSCAR CABRISSES, who after being duly sworn declared that he/she executed the foregoing UNWINDING AND STOCK EXCHANGE AGREEMENT as his/her free act and deed, and that the statements therein set forth are true and correct.

  Sworn to and Subscribed on November 29, 1999.


  /s/ Sharon M. Hotchkiss                              October 31, 2003
X..............................  Commission Expires:..........................
  Notary Public


(SEAL)